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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of Teamstaff, Inc. dated November 2, 2001 of our report dated March 2, 2001 related to the financial statements of Brightlane.com, Inc. (a development stage company) and contained in Registration Statement No. 333-61730 of Teamstaff, Inc. on Form S-4 under the Securities Act of 1933.


/s/ Deloitte & Touche

Atlanta, Georgia
November 2, 2001